UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2003

                    Ag Services of America, Inc
       (Exact name of registrant as specified in its charter)

                               Iowa
            (State or other jurisdiction of incorporation)


          000-19320                         42-1264455
   (Commission File Number)     (IRS Employer Identification Number)

    1309 Technology Parkway, Cedar Falls, IA             50613
    (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (319) 277-0261

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Item 12.  Results of Operations and Financial Condition.

Ag Services of America Announces First Quarter Results

Cedar Falls, Iowa, July 3, 2003/Business Wire: Ag Services of America, Inc. (NYSE:ASV) announced today that net revenues for the first quarter of the Company's 2004 fiscal year were $48.2 million as compared to $75.2 million for the same period one year ago. The Company's net loss for the first quarter of Fiscal 2004 was $0.3 million, or $0.06 per diluted share, compared to net income of $2.2 million, or $0.39 per diluted share, for the same period last year.

Net revenues for the first quarter decreased as a result of the smaller credit facility available to the Company for 2003 customer loan commitments. The 2003 credit facility will limit the Company to approximately
$255 million in customer loan commitments, compared to approximately
$465 million in customer loan commitments last year. The first quarter loss of $0.3 million was caused largely by the reduction in net revenues.
In addition, higher than expected costs of approximately $1.2 million were incurred in securing the 2003 credit facility and an unexpected provision of $1.5 million was made to the Company's allowance for doubtful notes, all of which contributed to the first quarter loss. The adjustment to the allowance for doubtful notes was related specifically to the Company's western region, where the agricultural industry has been impacted economically by low commodity prices and declining real estate values. The Company's strategy has been to reduce its volume in this market. Last year this market represented approximately 20% of the total credit extended by the Company, but it has been reduced to less than 10% for the current crop year.

Net margins on farm inputs for the quarter remained stable compared to the same period last year. The benefit of the cost cutting measures taken earlier in the year, including a nearly 30% reduction in staff, will not be realized by the Company until the second quarter of Fiscal 2004.

Definitive proxy statements have been mailed to shareholders for approval of the Company's previously announced transaction with ASP/ASA, LLC, an indirect subsidiary of American Securities Capital Partners, L.P (ASCP). The Company will seek final approval for the transaction at its annual shareholder meeting which is scheduled for 9 a.m. Central Standard Time on Monday, July 14th, 2003 at the Company's headquarters in Cedar Falls, Iowa. No assurance can be made that the transaction will be approved and/or completed.

ASCP is the private-equity investment arm of American Securities, a family office founded in 1947 by the late William Rosenwald, to manage his share of his family's Sears Roebuck fortune. ASCP manages more than $1 billion of committed capital in private equity and is currently investing its third private-equity investment fund with outside investors, which has $650 million of capital committed.

Ag Services of America, Inc. is based in Cedar Falls, Iowa, and is a leading supplier of crop input financing and agricultural inputs, including seed, chemicals and fertilizers to primarily corn and soybean growers in the U.S. The Company's one-stop shopping business model includes competitive and flexible financing packages through its AgriFlex Credit(r) program combined with a comprehensive offering of agricultural inputs from national sources such as Asgrow, BASF, Dekalb, Dow AgroSciences, DuPont, Garst, Monsanto, Syngenta and Pioneer Hi-Bred. The Company also administers additional financing programs for various suppliers, manufacturers and distributors in the agricultural industry and provides ancillary services such as crop insurance and grain marketing.

The Private Securities Litigation Reform Act of 1995 provides a
"safe harbor" for forward-looking statements. This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially, include the following: general economic conditions within the agricultural industry; competitive factors and pricing pressures; changes in seasonality of demand patterns; changes in weather conditions; changes in agricultural regulations; unexpected changes in collateral values; unknown risks; timing and/or probability of consummating the ASCP transaction; ability to obtain long term financing; an unexpected shareholder vote to disapprove the contemplated securities purchase agreement; an unexpected withdrawal by ASCP of the investment offered; and the risks described from time to time in the Company's SEC reports.

AgriFlex Credit is a registered trademark of Ag Services of America, Inc. All other trademarks or product names are the property of their respective owners.

For more information visit www.agservices.com or www.american-securities.com.


(All amounts in thousands, except per share amounts)

                                           Unaudited
                                       Three months ended
                                    May 31, 2003 May 31, 2002
                                    ------------ ------------
Net revenues:
  Farm inputs                           $41,392      $65,800
  Financing income                        5,398        6,316
  Customer fees                           1,169        2,485
  Other                                     208          644
                                    ------------ ------------
   Net revenue                          $48,167      $75,245
                                    ------------ ------------
Cost of revenue:
  Farm inputs                           $38,242      $60,636
  Financing expense                       3,731        3,382
  Provision for doubtful notes            3,514        4,077
                                    ------------ ------------
   Net cost of revenue                  $45,487      $68,095
                                    ------------ ------------

Gross Profit:
  Farm inputs                            $3,150       $5,164
  Financing                               1,667        2,934
  Customer fees                           1,169        2,485
  Other                                     208          644
  Provision for doubtful notes           (3,514)      (4,077)
                                     ----------- ------------
    Gross margin                         $2,680       $7,150

Operating expenses                        3,177        3,643
                                    ------------ ------------
Income (loss) before income taxes         ($497)      $3,507

Income taxes                              ($188)       1,350
                                    ------------ ------------
Net income (loss)                         ($309)      $2,157
                                    ============ ============

Earnings per share:
  Basic                                  ($0.06)       $0.39
  Diluted                                ($0.06)       $0.39

Weighted average shares:
  Basic                               5,479,514    5,473,288
  Diluted                             5,479,514    5,513,826



Income Statement Information (Unaudited):  May 31, 2003     May 31, 2002
                                          ---------------  ---------------
Net Revenue
  Seeds                                   $15,555   37.6%  $22,772   34.6%
  Chemicals                                11,395   27.5%   19,212   29.2%
  Fertilizers                              14,442   34.9%   23,816   36.2%
                                          -------  ------  -------  ------
    Farm Inputs                           $41,392  100.0%  $65,800  100.0%
                                          =======  ======  =======  ======

Balance Sheet Information (Unaudited):     May 31, 2003     May 31, 2002
                                          ---------------  ---------------
Notes receivables, net                          $322,245         $423,000
All other assets                                  20,085           18,222
                                          ---------------  ---------------
Total assets                                    $342,330         $441,222
                                          ===============  ===============

Liabilities                                     $264,776         $367,324
Equity                                            77,554           73,898
                                          ---------------  ---------------
Total liabilities and equity                    $342,330         $441,222
                                          ===============  ===============

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